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                            UNITED STATES OF AMERICA
                                   before the
                       SECURITIES AND EXCHANGE COMMISSION

Securities Exchange Act of 1934
Release No. 36237 / September 15, 1995

Accounting and Auditing Enforcement
Release No. 710 / September 15, 1995

Administrative Proceeding
File No. 3-8813

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In the Matter of                  :    ORDER INSTITUTING PROCEEDING PURSUANT TO
                                  :    SECTION 21C(a) OF THE SECURITIES
Service Corporation International,:    EXCHANGE ACT OF 1934, MAKING FINDINGS
                                  :    AND CEASE AND DESIST ORDER
Respondent.                       :
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                                       I.

         The Commission deems it appropriate and in the public interest to institute a public administrative proceeding pursuant to Section 21C(a) of the Securities Exchange Act of 1934 ("Exchange Act") against Service Corporation International ("SCI").

         In anticipation of the institution of this administrative proceeding, SCI has submitted an Offer of Settlement that the Commission has determined to accept. Solely for the purpose of this proceeding and any other proceeding brought by or on behalf of the Commission or in which the Commission is a party, and prior to a hearing pursuant to the Commission's Rules of Practice, 17 C.F.R. Section 201.100 et seq, and without admitting or denying the facts, conclusions or findings set forth herein, except as to jurisdiction, which it admits, SCI consents to the entry of this Order Instituting Proceeding Pursuant to Section 21C(a) of the Exchange Act, Making Findings and Order of the Commission ("Order") as set forth below.

         Accordingly, IT IS ORDERED that a proceeding pursuant to Section 21C(a) of the Exchange Act be, and hereby is, instituted.(1)


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(1)      The facts, findings and conclusions herein and the entry of this order are solely for the purposes of this proceeding.
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                                     II.

         On the basis of this Order and the Respondent's Offer of Settlement, the Commission makes the following findings:

A.       Facts

         1.      Summary

         On April 1, 1993, SCI filed with the Commission a Current Report on Form 8-K disclosing a change in its certifying accountant that had occurred on March 25, 1993. SCI had dismissed the firm that had served as its independent auditor since 1968 (the "former auditor"). Item 304 of Regulation S-K, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure ("Item 304"), 17 C.F.R. Section 229.304, required SCI to disclose in its Form 8-K any disagreements with the former auditor concerning "any matter of accounting principles or practices . . . ." However, as discussed below, SCI did not disclose the existence of a disagreement within the meaning of Item
304. The disagreement, which existed at the time the former auditor was dismissed, concerned accounting and prearranged funeral services, an important segment of SCI's business. SCI's omission in the April 1, 1993 Form 8-K violated Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-11 thereunder.

         2.      Respondent SCI

         SCI, a Texas corporation headquartered in Houston, is the largest publicly-held owner and operator of funeral homes and cemeteries in the world. SCI's common stock is registered with the Commission pursuant to Section 12(b) of the Exchange Act and traded principally on the New York Stock Exchange. In its Annual Report on Form 10-K for its fiscal year ended December 31, 1994, SCI reported revenues of approximately $1.1 billion, pretax income of approximately $219 million, and assets of $5.1 billion.

         3.      SCI's Accounting for Prearranged Funeral Services

         In recent years, the sale of prearranged (also known as preneed) funeral services has been a growing segment of SCI's business. A prearranged funeral contract is an agreement to provide later, at death, a funeral service for a price which is generally fixed at the time the contract is signed. In 1993, SCI's prearranged funeral services represented approximately 19 percent of total funerals performed by SCI. At all times, SCI, consistent with generally accepted accounting principles ("GAAP"), has





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recognized the fixed price of a prearranged funeral contract as revenue when the funeral services were actually performed.(2)

         4. Disagreement Over Possible Change in Accounting for Prearranged Funeral Services

         Beginning in the 1980's, SCI expressed to its former auditor dissatisfaction with the method of accounting for its prearranged funerals.(3) SCI attempted to persuade the former auditor to accept an accounting method that would provide for earlier recognition of revenue from the sale of prearranged funerals. This alternative accounting method was identified as the "sales method" or "full accrual method." Under the sales method, SCI would recognize revenue from the sale of a preneed funeral, reduced by a reserve for customer cancellations, at the time the contract was signed, prior to providing the funeral service. Additionally, SCI would accrue a liability for the estimated cost of the future funeral service.

         The former auditor told SCI that GAAP would not permit recognition of the fixed price of a prearranged funeral contract as revenue before the earnings process was complete, and that SCI needed to provide the related funeral service to complete the earnings process. Although GAAP does not address specifically revenue recognition of preneed funeral sales, the former auditor's interpretation of analogous rules and industry practices led it to conclude that recognition of the fixed price of a prearranged funeral contract as revenue prior to the delivery of services would not be consistent with GAAP.

         SCI and the former auditor could not reach agreement on a change in accounting for sales of prearranged funerals. A meeting was set up to resolve the problem. Senior officers of SCI and local and national partners of the former auditor agreed to meet on April 1, 1992, to explore the accounting issue and to discuss the advisability of alternative accounting methods.

         In anticipation of the meeting, a partner of the former auditor prepared written materials outlining the firm's bases for its view that, under GAAP, revenue attributable to the sale of a prearranged funeral service could not be recognized until the funeral service had been provided. Those materials were provided to SCI in advance of the meeting. Also included in the materials


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(2)      Prior to 1993, investment income from certain formal trust-funded prearranged funeral contracts was recognized as current income over time as it was earned.

(3) Among other things, SCI wanted to change to an accounting method that would provide consistent treatment of prearranged funeral sales funded by trusts and those funded by insurance.





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provided to SCI were excerpts from Item 304 of Regulation S-K and the codification of Financial Reporting Polices that discussed the necessity for disclosing a disagreement in the event that an auditor is dismissed.

         The April 1, 1992 meeting resulted in a contentious and heated discussion. SCI rejected the positions articulated by the former auditor in its written materials. In addition, SCI management indicated that it was willing to dismiss the former auditor and to hire another independent auditor that would approve of a change in revenue recognition for prearranged funerals. The meeting ended without the parties resolving the issue.

         5.      Change in SCI's Certifying Accountant

         Following the April 1, 1992 meeting, SCI directed the former auditor not to do any further work relating to a change in accounting for prearranged funeral sales.(4) SCI engaged an individual consultant to study the matter, which the former auditor told the Audit Committee of SCI's Board of Directors was appropriate. SCI then took certain measures to explore adopting the sales method, including having the consultant "facilitate the implementation of new prearranged accounting policies for cemetery and funeral operations. . . ."
SCI presented the various measures to the former auditor who continued to oppose adoption of any version of the sales method. At a meeting held on February 25, 1993, SCI and the former auditor discussed again the possibility of changing the prearranged funeral accounting policy. At that meeting, the former auditor orally informed SCI that a disagreement existed relating to the dispute over the revenue recognition policy for prearranged funerals. On March 25, 1993, after a proposal process that included the former auditor, SCI dismissed its former auditor and engaged a different accounting firm to audit its 1993 financial statements. However, SCI never has adopted any version of the sales method of accounting.

         6.      The April 1, 1993 Form 8-K

         As a result of the change in certifying accountant, SCI was required to file with the Commission a Current Report on Form 8-K disclosing, among other things, a disagreement. SCI prepared a draft Form 8-K dated March 26, 1993. The draft Form 8-K was forwarded to the former auditor under a cover letter, requesting any comment the former auditor might have. That draft included language disclosing the existence of a disagreement between SCI and the former auditor concerning the proposed use of the sales method to account for prearranged funeral sales.


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(4)      On August 13, 1992, SCI re-engaged the former auditor for the audit of
SCI's financial statements for fiscal 1992.





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         Prior to filing the Form 8-K with the Commission, however, SCI revised the draft to omit disclosure of the disagreement between SCI and the former auditor. On March 31, 1993, after learning of this change, the former auditor sent proposed language for inclusion in the Form 8-K that would again disclose the existence of a disagreement. Later the same day, during a conference call between SCI management and partners of the former auditor who were responsible for the audit engagement, the former auditor repeated its position that there had been a reportable disagreement and that it would disclose its position that an Item 304 disagreement had occurred in a separate letter that SCI would be required to file with the Commission. SCI did not revise its draft Form 8-K further to disclose the existence of the disagreement.

         The Form 8-K SCI filed with the Commission on April 1, 1993 disclosed that:

         there was no disagreement between SCI and [the former auditor] regarding any matter of accounting principles or practices, financial statement disclosure which disagreement, if not resolved to the satisfaction of [the former auditor], would have caused [the former auditor] to make reference to the subject matter of the disagreement in connection with its report.

The Form 8-K did disclose that SCI had meetings with the former auditor:

         regarding new accounting policies for reporting prearranged funeral and cemetery sales. SCI and [the former auditor] did not reach agreement on any new method of accounting for such sales. SCI is continuing to evaluate various alternatives for the accounting and reporting of prearranged funeral and cemetery sales.

         On April 2, 1993, the former auditor provided a letter to SCI that was filed with the Commission on April 6, 1993, as Amendment No. 1 to SCI's Form 8-K. The former auditors's letter stated that the disclosure in the Form 8-K was "not complete as to its description of disagreement" and stated that a "reportable disagreement" had occurred. The former auditor referred to the April 1, 1992 meeting during which "SCI management stated that if [the former auditor] would not support SCI's proposed accounting they would find another firm that would." On April 8, 1993, SCI filed Amendment No. 2 to the Form 8-K. In Amendment No. 2, SCI states, among other things, that the former auditor's reference to a disagreement was not "factually accurate," and that, in its view, the discussions with the former auditor regarding prearranged funeral accounting were "customary and normal."





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B.       Applicable Law

         1.      Legal Requirements

         Section 13(a) of the Exchange Act requires issuers of securities registered pursuant to Section 12 of the Exchange Act, among other things, to file with the Commission such information and documents as the Commission shall require to keep reasonably current the information and documents filed pursuant to a registration statement filed pursuant to Section 12 of the Exchange Act as the Commission by rule prescribes. Rule 13a-11 requires a registrant to file a Current Report on Form 8-K following the occurrence of certain events.

         Item 4 of Form 8-K requires that a Current Report be filed within five business days of a change in certifying accountant. In addition, Item 4 requires disclosure of the information described in Item 304 (a)(1) of Regulation S-K and compliance with Item 304 (a)(3) of Regulation S-K pertaining to changes in and disagreements with accountants on accounting and financial disclosure. Rule 12b-20 requires registrants to include in reports filed with the Commission any further material information as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

         Item 4(a) of Form 8-K and Item 304 (a)(1)(iv) of Regulation S-K require registrants to disclose any disagreement with respect to any matter of financial statement disclosure, which disagreement, if not resolved to the satisfaction of the independent auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report. In disclosing a disagreement, a registrant is required to:

         (A) describe each such disagreement; (B) state whether any audit or similar committee of the board of directors, or the board of directors, discussed the subject matter of each of such disagreements with the former accountant; and (C) state whether the registrant has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of each of such disagreements and, if not, describe the nature of any limitation thereon and the reason therefore.

In determining whether a reportable disagreement exists, Instruction 4 to Item 304 states: "[i]t is not necessary for there to have been an argument to have had a disagreement, merely a difference of opinion."

         The requirements contained in Item 304 are meant to "increase the level of disclosure regarding relationships between independent accountants and their clients." Accounting Series Release No. 165 (December 20, 1974) ("ASR 165"). The various amendments to Item





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304 reflect the Commission's efforts to clarify and strengthen this important disclosure.(5)

         2.      Analysis

         Here, SCI's Form 8-K states that "there was no disagreement between SCI and [the former auditor] regarding any matter of accounting principles or practices." As set forth above, the Form 8-K explains that "SCI and [former auditor] did not reach agreement on any new method of accounting for [prearranged funeral and cemetery sales]." By characterizing its differences with its former auditor as other than a disagreement, SCI did not comply with the requirements of Item 304.(6)

         At the time it filed its Form 8-K on April 1, 1993, SCI was aware of all of the events surrounding the disagreement with the former auditor over accounting for prearranged funeral services. In addition, on a number of occasions, the former auditor provided notice to SCI of the fact that a reportable disagreement had occurred, including: the February 25, 1993 meeting when the former auditor advised SCI orally that a reportable disagreement existed, the March 31, 1993 conference call when the former auditor told SCI that it would not agree with SCI's revised Form 8-K disclosure, and the former auditor's March 31 draft containing proposed language for inclusion in the Form 8-K. These notices to SCI qualify as communications of a disagreement under Item 304 which, generally, requires "an oral communication from the engagement partner or


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(5)      In ASR 165, Form 8-K was amended to clarify the Commission's intent to require a description of resolved as well as unresolved disagreements as well as to require a registrant to file a copy of the former accountant's letter as an exhibit to the Form 8-K. The requirement that the former accountant's letter be an exhibit to the Form 8-K continued to the present date (see Item 304(a)(3). ASR 165 also notes:

         It is essential that both the fact and the appearance of independence be sustained so that the confidence of the investing public in the reliability of audited financial statements and the integrity of the public accounting profession will be maintained and enhanced. To this end, the Commission has concluded that it is desirable to increase the level of disclosure regarding relationships between independent accountants and their clients.

(6)      See Instruction 4 to Item 304, discussed supra.





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another person responsible for rendering the accounting firm's opinion. . . ."
Item 304, Instruction 5.17 C.F.R. Section 229.304.(7)

         The fact that the former auditor's letter discussed the disagreement and was filed as an exhibit to Amendment No. 1 to the April 1 Form 8-K, does not relieve SCI of its disclosure obligation. In Accounting Series Release No. 247 (May 26, 1978) ("ASR 247"), the Commission addressed the circumstances involved when, as in this matter, there is a division of opinion between the registrant and the former accountant concerning the existence of a reportable disagreement. There the Commission noted that,

         [I]n recent Form 8-K filings the practice of reporting disagreements has deteriorated. Filings have been made in which the registrant has indicated no disagreements, while the former accountant's letter concludes that reportable disagreements did occur.

In ASR 247, the Commission again reminded registrants that the term "disagreements" should be interpreted broadly.(8)

         It is clear that the disclosure obligation lies with the registrant, who cannot rely on the auditor's response to the Form 8-K to fulfill that obligation. In any event, SCI, in the second amendment to the April 1 Form 8-K filed in response to the former auditor's letter, once again stated that a disagreement did not exist. In failing to disclose the existence of a disagreement, and then denying that a reportable disagreement existed, SCI did not comply with the requirements of Item 304.


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(7)      It is unclear whether the disagreement was reported to the SCI's Audit
Committee by the former auditor. Statement on Auditing Standards No. 61, Communication with Audit Committees or Others with Equivalent Authority and Responsibility requires that there be such a report and discussion. However, the disclosure required in Form 8-K pursuant to Item 304 is separate and distinct from any obligation under SAS 61 to report a disagreement. Thus, whether or not the former auditor reported the disagreement to the Audit Committee, SCI had an obligation to report the disagreement at the time that it disclosed the dismissal of the former auditor.

(8)      See also, Instruction 4 to Item 304.





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                                      III.

                                    FINDING

         Based on the above, the Commission finds that SCI violated Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-11 thereunder.

                                      IV.

                                     ORDER

         Accordingly, IT IS HEREBY ORDERED pursuant to Section 21C(a) of the Exchange Act, that SCI cease and desist from committing or causing any violation, and committing or causing any future violation, of Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-11 promulgated thereunder.

         By the Commission.



                                        /s/ JONATHAN G. KATZ
                                        Jonathan G. Katz
                                        Secretary





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